EXHIBIT 10(a)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information and to the use of our reports: (1) dated March 13, 2007, with respect to the statutory-basis financial statements and schedules of Monumental Life Insurance Company, (2) dated March 13, 2007, with respect to the statutory-basis financial statements and schedules of Peoples Benefit Life Insurance Company, and (3) dated March 15, 2007, with respect to the financial statements of the subaccounts of Peoples Benefit Life Insurance Company Separate Account IV (now known as Separate Account VA DD), which are available for investment by the contract owners of the Vanguard Variable Annuity, included in Amendment No. 24 to the Registration Statement (Form N-4 No. 811-06144) under the Securities Act of 1940 and related Prospectus and Statement of Additional Information of the Vanguard Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

September 24, 2007